Roberts & Henry
164 Honeysuckle Drive
Jupiter, FL 33458
561-744-5932




                                  February 22, 2006

Roy G. Hale
624 Clarks Run Road
La Plata, MD 20646

                                  Re:  Ehrenkrantz Trust

Dear Roy:

Attached is a Statement pursuant to Item 304(a)(1) of Regulation S-X prepared by the referenced investment company.

	Please provide the Trust with a letter pursuant to Item 304(a)(3), addressed to the Securities and Exchange Commission, stating whether you agree with the statements made therein.

                                  Sincerely,


                                  /s/ Thomas C. Henry
                                  Thomas C. Henry

TCH/pt